Exhibit 99-B.10



                         Consent of Independent Auditors




         The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:


         We consent to the use of our report dated February 26, 1999, relating to the financial statements of the Aetna Variable Annuity Account B and our report dated February 3, 1999, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are included in this Registration Statement on Form N-4 (File No. 333-56297) and to the references to our firm under the headings "Independent Auditors" in the Statement of Additional Information and "Condensed Financial Information" in the Prospectus.


                                                                    /s/ KPMG LLP


         Hartford, Connecticut
         February 7, 2000